                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant


1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278






To Whom It May Concern:                                             May 10, 2000


The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 10, 2000, on the Financial Statements of BLACKFOOT ENTERPRISES, INC., as of December 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
-----------------------------
Barry L. Friedman
Certified Public Accountant

                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant


1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278






To Whom It May Concern:                                             May 11, 2000


The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 11, 2000, on the Financial Statements of BLACKFOOT ENTERPRISES, INC., as of March 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
-----------------------------
Barry L. Friedman
Certified Public Accountant